CONTACT: Investor Relations (918) 742-1888

ST. JOSEPH, INC. ENTERS MEDICAL STAFFING INDUSTRY WITH THE FORMATION OF STAF*MED
                                  GLOBAL, INC.

FOR IMMEDIATE RELEASE

TULSA - September 28, 2005 - St. Joseph, Inc. (OTCBB:STJO) announced today its entry into the medical staffing business with the formation of Staf*Med Global, a Texas Corporation.

Mr. John H. Simmons, President of St. Joseph, stated, "We look forward to building the nation's premier medical staffing company with the same high standards exhibited by Staf*Tek Services, Inc.," St. Joseph's wholly owned subsidiary specializing in the recruitment and placement of Information Technology professionals since 1979. Simmons concluded, "The addition of Staf*Med Global provides St. Joseph the diversification to expand into one of the fastest growing segments of the staffing industry." More information about St. Joseph, Inc. is available at http://www.stjosephinc.com.

This press release consists of forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and actual results could differ materially from those indicated by such forward looking statements. The Company assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.

Contact:

Mark Johnson
4870 South Lewis, Suite 250
Tulsa, OK 74105
(918) 742-1888
mark@stjosephinc.com